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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Corixa Corporation pertaining to the Corixa Corporation 1997 Directors' Stock Option Plan of our report dated February 11, 2000 with respect to the consolidated financial statements of Corixa Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                            Ernst & Young LLP


Seattle, Washington
March 14, 2000